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                                                                   Exhibit 10.11

                            [letterhead of PNC Bank]


December 12, 1997




Associated Investments, Inc.
300 Delaware Avenue, Suite 564
Wilmington, Delaware 19801-1612
Attention: Mr. Keith C. Hartman, Comptroller

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement dated November 14, 1996, between PNC Bank, National Association (the "Bank") and Associated Investments, Inc., a Delaware corporation (the "Borrower"), pursuant to which the Bank made available to the Borrower a discretionary line of credit in the principal amount of $100,000,000 (the "Discretionary Line"). The Bank has determined to terminate and by execution of this letter the Borrower confirms and acknowledges its agreement to the termination of, the Discretionary Line, and the Bank and Borrower have agreed to the substitution therefor of a $19,000,000 demand loan, on the following terms:

The Bank has approved a $19,000,000 demand loan to the Borrower (the "Demand Loan"). The Demand Loan shall be used by the Borrower to refinance amounts currently outstanding under the Discretionary Line, The Demand Loan shall be due and payable on demand; provided, however, that Bank shall provide the Borrower four (4) business days prior written notice of demand, except in the event of
(i) commencement of a bankruptcy, insolvency or similar proceeding by or against Borrower or against The Associated Group, Inc., its parent (the "Parent"), or
(ii) acceleration of any other indebtedness of Borrower for borrowed money, in which event no such notice is required. The Demand Loan will bear interest and be subject to the terms and conditions set forth herein and in an amended and restated demand note (the "Restated Note"), in form and content satisfactory to the Bank.

The Demand Loan shall continue to be secured by a first priority perfected lien on shares of common stock of Tele-Communications, Inc. (or such other publicly traded stock acceptable to the Bank in its sole discretion) owned by the Borrower and held by PNC Bank, Delaware, as bailee for the Bank (the "Collateral"), having a market value equal to at least 154% of the amount

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Associated Investments, Inc.
December 12, 1997
Page 2

of the Demand Loan, and pledged as collateral, pursuant to an Amended and Restated Pledge Agreement dated November 15, 1996 (the "Pledge Agreement"), the terms of which by execution of this letter are hereby ratified and confirmed.

The Bank's willingness to make the Demand Loan is subject to Borrower's ongoing agreement to:

 (a) furnish the Bank with audited annual financial statements of the Parent within 90 days after the end of the Parent's fiscal year, unaudited quarterly financial statements of the Parent within 45 days after the end of each of the March 31, June 30 and September 30 fiscal quarters and such other financial information as the Bank may reasonably request from time to time, promptly after receipt of each request;

 (b) furnish the Bank with Borrower's unaudited quarterly financial statements, within 45 days after the end of each of the first three (3) fiscal quarters, and furnish the bank with Borrower's unaudited annual financial statements within ninety (90) days after the end of the Borrower's fiscal year;

 (c) notify the Bank as soon as practicable following the occurrence of any default (or event which, with the passage of time or giving of notice or both, would become a default) under any direct or contingent obligation of Borrower;

 (d) upon the Bank's request, promptly furnish copies of any covenant compliance certificates prepared in connection with any such obligations; and

 (e) upon the Bank's request, promptly furnish the Bank with a report detailing the market value of the Collateral as of the date of the report.

This letter is governed by the laws of the Commonwealth of Pennsylvania.

Enclosed for execution by Borrower is the Amended and Restated Demand Note evidencing this facility, together with Federal Reserve Form U-1. Please indicate the Borrower's agreement to the terms and conditions of this letter by having the enclosed copy of this letter executed where indicated and returning it to me. Prior to making the Demand Loan hereunder, the Borrower must deliver to the Bank a duly executed original of (i) the Restated Note, (ii) an acknowledgment by PNC Bank, Delaware, in form and substance acceptable to the Bank that it holds the Collateral as bailee for the Bank, (iii) stock powers for each share certificate evidencing the Collateral, duly endorsed to the Bank,
(iv) Federal Reserve Form U-1, (v) a certified copy of resolutions adopted

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Associated Investments, Inc.
December 12, 1997
Page 3


by Borrower's Board of Directors authorizing the transactions contemplated by this letter, and (vi) an incumbency certificate.

We are pleased to offer support for your banking needs and look forward to working with you.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Thomas A. Coates

Thomas A. Coates
Vice President
Communications Banking Division

With the intent to be legally bound, the above terms are hereby agreed to and accepted as of this 12th, day of December, 1997:


[CORPORATE SEAL)                          ASSOCIATED INVESTMENTS, INC.

Attest: /s/ Brent H. Gray                 By: /s/ Keith C. Hartman
       -----------------------------          ---------------------------------
Print Name: Brent H. Gray                 Print Name: Keith C. Hartman
Title: Ass't General Counsel              Title: Controller
       Ass't Secretary